                     RUSH ENTERPRISES, INC. AND SUBSIDIARIES
           COMPUTATION OF NET INCOME AND PRO FORMA EARNINGS PER SHARE
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)



                                                                THREE MONTHS ENDED      YEAR ENDED
                                                                   DECEMBER 31,         DECEMBER 31,
                                                               -------------------   -------------------
                                                                 1998       1997       1998       1997
                                                               --------   --------   --------   --------
BASIC EARNINGS PER SHARE CALCULATION
    Net Income                                                 $  3,862   $  1,940   $ 10,797   $  5,380
                                                               ========   ========   ========   ========

    Weighted average number of common shares outstanding          6,644      6,644      6,644      6,644

    Earnings per share - Basic                                 $   0.58   $   0.29   $   1.62   $   0.81
                                                               ========   ========   ========   ========
DILUTED EARNINGS PER SHARE CALCULATION
    Net Income                                                 $  3,862   $  1,940   $ 10,797   $  5,380
                                                               ========   ========   ========   ========

    Weighted average number of common shares outstanding          6,644      6,644      6,644      6,644
    Weighted average number of common share equivalents
    applicable to stock options                                      29          1         26          1
                                                               --------   --------   --------   --------

    Common shares and common share equivalents                    6,673      6,645      6,670      6,645
                                                               ========   ========   ========   ========
    Earnings per share - Diluted                               $   0.58   $   0.29   $   1.62   $   0.81
                                                               ========   ========   ========   ========




                                       93